Investor Update: DOJ Clearance

2 Cautionary Statement Regarding Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Alaska Airlines and the proposed transaction with Virgin America. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "likely," "should," "project," "could," "plan," "goal," "potential," "pro forma," "seek," "estimate," "intend" or "anticipate" or the negative thereof, and may include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations, products and services of Alaska Airlines and/or Virgin America. Alaska Airlines cautions readers not to place undue reliance on these statements. These forward- looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may differ materially from those contained in any forward-looking statements.

3 Cautionary Statement Regarding Forward-Looking Statements Such risks and uncertainties include: the possibility that the closing conditions to the proposed transaction may not be satisfied or waived; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the transaction to Virgin America and its management; the effect of announcement of the transaction on Virgin America's ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others are described in greater detail in Alaska Air Group’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015, as well as in other documents filed by Alaska Air Group with the SEC after the date thereof. Alaska Air Group makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Highlights 4 Department of Justice clears Alaska Air Group to acquire Virgin America  There are 45 markets where Alaska loses existing codeshare revenue, and the net financial impact is between $15-$20 million.  No impact on interline. No asset divestitures required DOJ clearance includes limited reduction of codeshare with American Airlines  We have agreed to seek DOJ approval before selling, leasing, or trading the slots and gates at Dallas Love Field, New York LaGuardia or Washington Reagan that Virgin American obtained from the American Airlines-US Airways settlement.

5 Total Codeshare $320M (6%) International Interline $50M (1%) Domestic Interline $115M (2%) American $190 Delta $65 Others $65 Total Codeshare $486M (9%) International Interline $53M (1%) Domestic Interline $113M (2%) American $225 Delta $190 Others $71 2014 9% of Revenue is from Codeshare 2016 6% of Revenue is from Codeshare Codeshare today is a smaller portion of Alaska’s revenue, but it remains important strategically

6 33 markets Non-stop overlap routes flown by both AA and AS/VX AS and AA are not allowed to market each other’s flights on non-stop overlap markets 9 markets Flights operated by AS/VX from AA’s hubs, and vice versa (non-overlap) AA can’t sell AS flights from AA hubs and vice versa 3 markets Flights operated by AA between LAX & AA’s other hubs (non-overlap) AS can’t sell AA flights from LAX to AA’s other hubs Notwithstanding the above concessions, both carriers can continue to sell itineraries “beyond” each others’ hubs Only 45 markets under the American agreement (representing ~$60M revenue) are financially impacted by concessions

Examples of where codesharing is no longer permitted:

33 Markets

Non-stop overlap routes flown by both AA and AS/VX

Example: An AA customer wants to fly from Seattle to Los Angeles.

Before: The AA customer could book an AA flight or an AS flight through AA's website, depending on their preferred flight times. *AS earned codeshare revenue if the AA customer booked the AS flight.*

After: Since AS and AA both fly this route, AS & AA can no longer market each others' flights. Only the AA flight will appear to AA's customers so AS will not earn codeshare revenue, and vice versa.

9 Markets

Flights operated by AS/VX from AA's hubs, and vice versa *(non-overlap)*

Example: An AA customer wants to fly from Norfolk, VA to Seattle.

Before: An AA customer could fly AA from ORF to DCA, and then connect onto an AS flight from DCA-SEA. *AS earned codeshare revenue on the DCA-SEA flight.*

After: The customer will not be able to buy this itinerary from AA, so AS would potentially lose this codeshare revenue.

However, the customer can still book the same itinerary through AS, in which case AS could still earn passenger revenue on DCA-SEA portion.

3 Markets

Flights operated by AA between LAX and AA's other hubs *(non-overlap)*

Example: An AS customer wants to fly from Santa Rosa to Charlotte.

Before: The AS customer could fly an AS flight from STS-LAX, and then connect onto an AA flight from LAX-CLT. *AS earned passenger revenue on the STS-LAX segment.*

After: The customer will not be able to buy this itinerary from AS, so AS would potentially lose this revenue.

However, the customer can still book the same itinerary through AA, in which case AS could still earn codeshare revenue on STS-LAX.

8 of these 45 routes account for two-thirds of the revenue impact

7

We believe we can recapture ~70% ($40-$45M) of lost codeshare revenue by replacing it with our own passengers

- Customer demand in a market does not disappear when codeshare ends
- The amount of total customer demand (and revenue) that we can recapture depends on:
  1. Whether we already serve the market
  2. Current AS load factors
  3. Current volume of customers on AS flights provided by AA codeshare
  4. Alternative connections or additional local traffic within the existing Alaska network
  5. Other feed from international partners

Sample Recapture Analysis for Top 8 Markets (half of impacted revenue)



Current AS Load Factor
High
Low
High recapture
5
Markets
Moderate recapture
2
Markets
Moderate recapture
1
Markets
Limited recapture
0
Markets
Low
High
Current AA Contribution to AS Load Factor

8

Ultimately, we believe the net impact of the codeshare changes on our existing Alaska flights is $15-$20M 9 Impact of codeshare concessions Est. impact after Recapture Net codeshare impact after recapture is between $15-$20M (~$60M) Recapture $40-$45M ($15-$20M)

Even with codeshare changes, we remain confident in our ability to achieve synergy targets… 10 Average Annual Run Rate Estimates Revenue Synergies $175M Net Cost Synergies $50M Total Synergies $225M

…and are focused on realizing deal benefits for investors, employees, and consumers 11 Powerful West Coast Network Access to Constrained Airports Opportunity to Grow & Improve Loyalty Enhanced International Partnerships California Customer Base 3x PacNW Population